UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

resTORbio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	500 Boylston Street, 12th Floor Boston, MA	02116
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5521

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2019, resTORbio, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and SVB Leerink LLC, as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), related to a public offering (the “Offering”) of 7,200,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a price to the public of $6.95 per share. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 1,080,000 shares. The Company estimates that the net proceeds from the offering will be approximately $46.5 million (or approximately $53.6 million if the underwriters exercise in full their option to purchase additional shares) after deducting the underwriting discount and its estimated offering expenses. The offering is expected to close on March 22, 2019, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-229499), filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2019 and declared effective by the Commission on February 12, 2019, as supplemented by a prospectus supplement dated March 19, 2019, filed on March 20, 2019. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the ordinary shares, is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On March 19, 2019, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 19, 2019, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and SVB Leerink LLC, as representatives of the several underwriters listed on Schedule A thereto

5.1	Opinion of Goodwin Procter LLP regarding the issue of common stock being registered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release announcing the pricing of the underwritten offering, dated March 19, 2019

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking information about the Company within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein and therein which do not describe historical facts, including, among others, statements regarding the expected timing for the closing of the Offering; the Company’s expectations with respect to granting the underwriters a 30-day option to purchase additional shares of Common Stock or the underwriters’ exercise of the same; and those statements in the materials furnished herewith that are designated as “forward-looking statements” are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, (1) the possibility that the closing conditions set forth in the Underwriting Agreement will not be met and that the parties will be unable to consummate the proposed transaction on the anticipated terms or at all; (2) that the cost of the transaction to the Company will be more than planned; (3) that the Company or the Underwriters will fail to fully perform their respective obligations under the Underwriting Agreement; and (4) other risks identified in the Company’s U.S. Securities and Exchange Commission (“SEC”) filings, including its Annual Report on Form 10-K for the year ended December 31, 2018, its subsequent Quarterly Report on Form 10-Qs and all subsequent filings with the SEC, including without limitation the Prospectus Supplement filed with the SEC pursuant to Rule 424(b)(5) of the Securities Act on March 20, 2019. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2019	resTORbio, Inc.

	By:	/s/ Chen Schor
Chen Schor
President and Chief Executive Officer